d:sec\Form8A.doc
                  SECURITIES AND EXCHANGE COMMISSION
                        WASHINGTON, D.C.  20549


                               FORM 8-A

           FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
               PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                    SECURITIES EXCHANGE ACT OF 1934


                  Network Systems International, Inc.
- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
        (Exact Name of Registrant as Specified in Its Charter)
Nevada                                             87-0460247
(State of Incorporation or Organization)        (I.R.S. Employer
                                              Identification No.)

200 North Elm Street
Greensboro, North Carolina                          27401
(Address of Principal Executive Offices)         (Zip Code)


If this form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A(c)(1)
please check the following box.  (     )

If this form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A(c)(2) please check the following
box.  (    )

Securities to be registered pursuant to Section 12(b) of the Act:

     Title of Each Class             Name of Each Exchange on Which
     to be so Registered             Each Class is to be Registered

          N/A                              N/A


Securities to be registered pursuant to Section 12(g) of the Act:

                     Common Stock, $.001 par value
                           (Title of Class)


ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

The securities being registered hereby are the shares of Common Stock, $.001 par value of Network Systems International, Inc. (the "Company"). The Company's Articles of Incorporation authorize the issuance of 100,000,000 shares of Common Stock. Each share of Common Stock entitles the holder thereof to one vote in an election of directors and all other matters submitted to a vote of the Company's stockholders. Common stockholders do not have cumulative voting rights. Holders of Common Stock are entitled to share ratably in all dividends declared by the Board of Directors and in all assets available for distribution upon liquidation. No stockholder of the Company has preemptive right to subscribe for or purchase additional shares of the Company's Common Stock.

ITEM 2.  EXHIBITS.

Exhibit        Description               Method of Filing
  No.
   1     10-KSB and 10-KSB/A      Incorporated by reference as
                                  filed with the Securities and
                                  Exchange Commission on 1/10/97
                                  and 5/21/97, respectively.

   2     Quarterly Reports
         Form 10-QSB (first       Incorporated by reference as
         quarter)                 filed with the Securities and
                                  Exchange Commission on
                                  2/14/97.

         Form 10-QSB (second      Incorporated by reference as
         quarter)                 filed with the Securities and
                                  Exchange Commission on
                                  5/15/97.

         Form 10-QSB (third       Incorporated by reference as
         quarter)                 filed with the Securities and
                                  Exchange Commission on 8/8/97.

   3     Proxy statement          A copy of the Registrant's
                                  Proxy Statement filed with the
                                  Securities and Exchange
                                  Commission on 1/28/97 is
                                  incorporated by reference.

   4     Charter and bylaws       Registrant's charter and
                                  bylaws filed with the
                                  Securities and Exchange
                                  Commission as incorporated by
                                  reference to Item 13 of 10-
                                  KSB/A and filed on 5/21/97.

   5     Specimen Stock           Filed herewith.
         Certificate

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                            Network Systems International, Inc.

Dated:  8/18/97              By:  /s/ William C. Ray
                                  William C. Ray, Vice President

                               Exhibit 5


          INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA

                  NETWORK SYSTEMS INTERNATIONAL, INC.

COMMON STOCK                               CUSIP NO. 64121L 10 3


                     100,000,000 AUTHORIZED SHARES



THIS CERTIFIES THAT

(NAME)


is the owner of

FULLY PAID AND NON-ASSESSABLE SHARES, PAR VALUE $.001 EACH, OF
THE COMMON STOCK OF

               NETWORK SYSTEMS INTERNATIONAL, INC.

a corporation organized under the laws of the State of Nevada, transferable on the books of the Corporation by the holder in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are subject to all the terms, conditions and limitations of the Articles of Incorporation and Bylaws of the Corporation and all amendments thereto. This certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.
       WITNESS the facsimile seal of the Corporation and the facsimile signature of its duly authorized officers.

Dated:




       SECRETARY                                  PRESIDENT

Countersigned and Registered:
American Stock Transfer  & Trust Company
(New York, New York)

                                     Transfer Agent
                                     and Registrar

By:
Authorized Signature



The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM   - as tenants in common     UNIF GIFT MIN ACT . . . .
 . . . . . . . . . . . . . . . . . .  Custodian . . . . . . .
                             (Cust)               (Minor)

TEN ENT     - as tenants by the entireties   under Uniform
                                           Gifts to Minors
                                           Act . . . . . . .
JT TEN      - as joint tenants with right of        (State)
            survivorship and not as tenants
            in common

       Additional abbreviations may also be used though not in the above list

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE



For value received ______ hereby sell, assign and transfer unto

_______________________________________________________________
(PLEASE PRINT OR TYPE NAME AND ADDRESS INCLUDING POSTAL ZIP
CODE OF ASSIGNEE

___________________________________________   Shares of the capital stock
represented by the within Certificate, and do hereby
irrevocably constitute and appoint  __________________________
__________________   Attorney to transfer the said stock on the
books of the within-named Corporation with full power of substitution in the premises.

Dated  ___________________________

       _____________________________________________________
NOTICE:SIGNATURE MUST CORRESPOND TO THE NAME AS WRITTEN UPON THE FACE OF THIS CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER, AND MUST BE GUARANTEED BY A BANK, BROKER, OR ANY OTHER ELIGIBLE GUARANTOR INSTITUTION THAT IS AUTHORIZED TO DO SO UNDER THE SECURITIES TRANSFER AGENTS MEDALLION PROGRAM (STAMP) UNDER RULES PROMULGATED BY THE U.S. SECURITIES AND EXCHANGE COMMISSION.